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                                                                    EXHIBIT 23.3

                      [HUDDLESTON & CO., INC. LETTERHEAD]


                       CONSENT OF HUDDLESTON & CO., INC.


We consent to the incorporation by reference in this Registration Statement of El Paso Corporation on Form S-3 dated February 8, 2002, of the reference to us and our report dated January 29, 2001, under the captions "Business--Natural Gas Systems", "--Exploration and Production", and "Supplemental Natural Gas and Oil Operations (Unaudited)" appearing in and incorporated by reference in the Annual Report on Form 10-K of El Paso CGP Company (formerly The Coastal Corporation) for the year ended December 31, 2000, and under the caption "Business and Properties--Production--Natural Gas and Oil Reserves" appearing in and incorporated by reference in the Company's Current Report on Form 8-K/A filed with the Commission on May 17, 2001.

                                             HUDDLESTON & CO., INC.



                                             /s/ PETER D. HUDDLESTON
                                             ----------------------------------
                                             Peter D. Huddleston, P.E.
                                             President


Houston, Texas
February 8, 2002